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                                                                    Exhibit 4(c)

                            CASE CREDIT CORPORATION

                       ACTIONS OF THE AUTHORIZED OFFICERS


     Pursuant to the authority granted by the Board of Directors of Case Credit Corporation (the "Company") in its May 13, 1998 resolutions, the undersigned agree as follows:

6 1/8% Notes due October 15, 2001

     1. The Company shall issue $100,000,000 aggregate principal amount of the Company's 6 1/8% Notes due October 15, 2001 (the "6 1/8% Notes").

     2. The Company shall issue and sell the 6 1/8% Notes to Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") pursuant to an Underwriting Agreement, dated October 22, 1998 (the "Underwriting Agreement"), and a Terms Agreement, dated October 22, 1998 (the "6 1/8% Terms Agreement"), each between the Company and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture, dated as of October 1, 1997, between the Company and The Bank of New York, as Trustee ("Trustee"), relating to the Company's securities (the "Indenture").

     3. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the 6 1/8% Terms Agreement, the Prospectus and the Prospectus Supplement relating to the 6 1/8% Notes and the form of 6 1/8% Note referred to below, the 6 1/8% Notes shall contain the following terms:

          (a) The 6 1/8% Notes shall be entitled "6 1/8% Notes due October 15, 2001";

          (b) Subject to the terms of the Indenture, the 6 1/8% Notes shall be limited in aggregate principal amount to $100,000,000;

          (c) Interest shall be payable to the persons in whose names the 6 1/8% Notes are registered at the close of business on the applicable
              6 1/8% Regular Record Date (as defined below);

          (d) The principal of the 6 1/8% Notes is payable on October 15, 2001;

          (e) The 6 1/8% Notes shall bear interest at the rate of 6 1/8% per annum beginning October 27, 1998. Subject
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              to the terms of the Indenture, interest on the 6 1/8% Notes shall be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually on the 15th day of April and October of each year (each a "6 1/8% Interest Payment Date"), commencing on April 15, 1999. Interest shall be paid to persons in whose names the 6 1/8% Notes (or any predecessor Notes) are registered at the close of business on the April 1 or October 1, as the case may be, next preceding the 6 1/8% Interest Payment Date (each a "6 1/8% Regular Record Date");

          (f) Payment of the principal of, premium, if any, and interest on the 6 1/8% Notes shall be made at the office or agency of the Company maintained for that purpose in New York, New York;

          (g) The 6 1/8% Notes shall not be redeemable prior to maturity;

          (h) The 6 1/8% Notes shall not provide for any sinking fund;

          (i) The 6 1/8% Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

          (j) The payment of the principal of, premium, if any, and interest on the 6 1/8% Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

          (k) The payment of principal of, premium, if any, and interest on the 6 1/8% Notes shall not be determined with reference to an index or formula;

          (l) There shall be no optional currency or currency unit in which the payment of principal of, premium, if any, and interest on the 6 1/8% Notes shall be payable;

          (m) Both Section 13.2 and Section 13.3 of the Indenture shall apply to the 6 1/8% Notes;

          (n) The 6 1/8% Notes shall be in the form of Book Entry Securities as set forth in Section 3.5 of the Indenture;

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          (o) The principal amount of the 6 1/8% Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture;

          (p) Settlement for the 6 1/8% Notes shall be made by the Underwriters in immediately available funds and all payment of principal and interest on the 6 1/8% Notes shall be made by the Company in immediately available funds; the 6 1/8% Notes shall trade in the Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the 6 1/8% Notes shall therefore settle in immediately available funds;

          (q) The Company shall apply to list the 6 1/8% Notes on the New York Stock Exchange. Any officer of this Company specified in the first paragraph of Section 3.3 of the Indenture is hereby authorized and empowered to execute a Registration Statement on Form 8-A with respect to the 6 1/8% Notes and to file such Registration Statement with the Securities and Exchange Commission; and

          (r) The other terms and conditions of the 6 1/8% Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the 6 1/8% Notes.

     4. The form of the 6 1/8% Notes shall be substantially as attached hereto as Exhibit A.

     5. The price at which the 6 1/8% Notes shall be sold by the Company to the Underwriters pursuant to the 6 1/8% Terms Agreement shall be 99.436% of the principal amount thereof, plus accrued interest, if any, from October 27, 1998 to the time of delivery.

     6. The 6 1/8% Notes initially shall be offered to the public by the Underwriters at 99.836% of the principal amount thereof, plus accrued interest, if any, from October 27, 1998 to the time of delivery.

     7. The execution and delivery of the Underwriting Agreement and the 6 1/8% Terms Agreement (substantially in the form attached hereto as Exhibit B) is hereby approved.

     8.   Any officer of this Company specified in the first paragraph of
Section 3.3 of the Indenture is hereby authorized and empowered to execute the 6 1/8% Notes of this Company in the form he deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the 6 1/8% Notes

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authenticated and delivered to such persons as such officer designates.

     9. The Bank of New York is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the 6 1/8% Notes.

Floating Rate Notes due January 21, 2000

     1. The Company shall issue $100,000,000 aggregate principal amount of the Company's Floating Rate Notes due January 21, 2000 (the "Floating Rate Notes").

     2. The Company shall issue and sell the Floating Rate Notes to the Underwriters pursuant to the Underwriting Agreement and a Terms Agreement, dated October 22, 1998, between the Company and the Underwriters (the "Floating Rate Terms Agreement"), upon the terms and conditions set forth therein, to be issued under and in accordance with the Indenture.

     3. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Floating Rate Terms Agreement, the Prospectus and the Prospectus Supplement relating to the Floating Rate Notes and the form of Floating Rate Note referred to below, the Floating Rate Notes shall contain the following terms:

          (a) The Floating Rate Notes shall be entitled "Floating Rate Notes due January 21, 2000";

          (b) Subject to the terms of the Indenture, the Floating Rate Notes shall be limited in aggregate principal amount to $100,000,000;

          (c) Interest shall be payable to the persons in whose names the Floating Rate Notes are registered at the close of business on the applicable Floating Rate Regular Record Date (as defined below);

          (d) The principal of the Floating Rate Notes is payable on January 21, 2000;

          (e) The Floating Rate Notes shall bear interest at the rate of LIBOR plus 0.70% per annum beginning October 27, 1998. Interest on the Floating Rate Notes shall be calculated in accordance with the provisions of the Indenture and the form of Floating Rate Note. Subject to the terms of the Indenture, interest on the Floating Rate Notes shall be payable quarterly on the 21st day of January, April, July and October of each year (each

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               a "Floating Rate Interest Payment Date"), commencing on January
               21, 1999. Interest shall be paid to persons in whose names the Floating Rate Notes (or any predecessor Notes) are registered at the close of business on the 15th calendar day next preceding the Floating Rate Interest Payment Date (each a "Floating Rate Regular Record Date");

          (f) Payment of the principal of, premium, if any, and interest on the Floating Rate Notes shall be made at the office or agency of the Company maintained for that purpose in New York, New York;

          (g) The Floating Rate Notes shall not be redeemable prior to maturity.

          (h)  The Floating Rate Notes shall not provide for any sinking fund;

          (i) The Floating Rate Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

          (j) The payment of the principal of, premium, if any, and interest on the Floating Rate Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

          (k) The payment of principal on the Floating Rate Notes shall not be determined with reference to an index or formula;

          (l) There shall be no optional currency or currency unit in which the payment of principal of, premium, if any, and interest on the Floating Rate Notes shall be payable;

          (m) Both Section 13.2 and Section 13.3 of the Indenture shall apply to the Floating Rate Notes;

          (n) The Floating Rate Notes shall be in the form of Book Entry Securities as set forth in Section 3.5 of the Indenture;

          (o) The principal amount of the Floating Rate Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture;

          (p) Settlement for the Floating Rate Notes shall be made by the Underwriters in immediately available

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               funds and all payment of principal and interest on the Floating
               Rate Notes shall be made by the Company in immediately available funds; the Floating Rate Notes shall trade in the Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Floating Rate Notes shall therefore settle in immediately available funds;

          (q) The Company shall apply to list the Floating Rate Notes on the New York Stock Exchange. Any officer of this Company specified in the first paragraph of Section 3.3 of the Indenture is hereby authorized and empowered to execute a Registration Statement on Form 8-A with respect to the Floating Rate Notes and to file such Registration Statement with the Securities and Exchange Commission; and

          (r) The other terms and conditions of the Floating Rate Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the Floating Rate Notes.

     4. The form of the Floating Rate Notes shall be substantially as attached hereto as Exhibit C.

     5. The price at which the Floating Rate Notes shall be sold by the Company to the Underwriters pursuant to the Floating Rate Terms Agreement shall be 99.800% of the principal amount thereof, plus accrued interest, if any, from October 27, 1998 to the time of delivery.

     6. The Floating Rate Notes initially shall be offered to the public by the Underwriters at 100.000% of the principal amount thereof, plus accrued interest, if any, from October 27, 1998 to the time of delivery.

     7. The execution and delivery of the Floating Rate Terms Agreement (substantially in the form attached hereto as Exhibit D) is hereby approved.

     8.   Any officer of this Company specified in the first paragraph of
Section 3.3 of the Indenture is hereby authorized and empowered to execute the Floating Rate Notes of this Company in the form he deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Floating Rate Notes authenticated and delivered to such persons as such officer designates.

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     9.   The Bank of New York is hereby designated and appointed as Calculation
Agent, Paying Agent and Securities Registrar with respect to the Floating Rate Notes.


     10. The execution and delivery of the Calculation Agency Agreement (substantially in the form attached hereto as Exhibit E) between the Company and the Bank of New York is hereby approved.

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     IN WITNESS WHEREOF, on behalf of the Company, the undersigned Authorized
Officers of the Company have executed this Officers' Certificate as of this 22nd day of October, 1998.


                                    CASE CREDIT CORPORATION



                                    By: /s/ Kenneth R. Gangl
                                        ------------------------
                                    Name:   Kenneth R. Gangl
                                    Title:  President and Chief
                                            Executive Officer



                                    By: /s/ Robert A. Wegner
                                        ------------------------
                                    Name:   Robert A. Wegner
                                    Title:  Vice President and
                                            Chief Financial
                                            Officer

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